CONMED CORPORA1'ION
LIMITED POWER OF ATTORNEY FOR SECTION 16 AND RULE 144 FILINGS AND LOCK? UP AGREEMENTS

Know all by these prescntsi that the undersigned hereby constitutes and appoints each of the following attorneys ofCONMED Corporation (the "Company"):
Heather L. Cohen, Esq., the EVP and Chief Human Resources and Legal Officer; Lindsey F. Brewer, Esq., Associate General Counsel; Thomas Fistek, Esq., Chief IP Counsel, as the undersigned's true and lawful attorney-in-fact to: l.
execute for and on behalf of the undersigned, in the undersigned's capacity as an officer or director or both of the Company, Forms 3, 4 and 5 (and any amendments thereto) in accordance with Se_ction 16(a) of the Securities
Exchange Act of1934, as amended and the tules and regulations promulgated thereunder (the "Exchange Act"),, and any Fann 144 under the Securities Act of
1933, as amended, as well as any Lock-Up Agreements; 2.	do and perform any and
all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Fom1 3, 4, 5, Form 144 Notice or Lock-Up Agreements, complete and execute any amendments thereto, and timely file such form, with all amendments, supplements and exhibits thereto, ,vith the Securities and Exchange Commission and any securities exchange or similar
authority: 3.	seek or obtain, as the undersigned's representative and on
the-undersigned's behalf: information on transactions in the Company's securities from any third party, including but not limited to brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to rckase any such information to each of the undersigned's attorneys-in-fact appointed by this Limited Power of Attorney and approves and
ratifies any such release of information; and 4.	take any other action in
connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by or for, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney shall be in such form and shall contain such information and disclosure as such attorney-in-fact may approve in such attorney-in-fact's discretion. The undersigned hereby grants to each such attorney-inwfact, acting individually, full power and authority to do and perform any and every act and thing whatsoever required, necessary or proper to be done in the exercise of any oJ the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do irpcrsonally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request qnd on the behalf oftbc undersigned, are not assuming, nor is the Company assuming, any of the undersigned?s responsibilities to comply with, or any liability for the failure to comply with, any provision of Section 16 of the Exchange Act. This Limited Power of Attorney shall remairi in full force and effect until the undersigned is no longer required to file Forms 3, 4, 5 and 144 and Lock-Up Agreements with respect to the undersigned's holdings of and transactions in securities issuedby the Company, unless earlier revoked by the undersigned in a signed writing delivered to each of the foregoing attorneys-in-fact. IN WITNESS WHEREOF, the undersigned has executed this Limited Power of Attorney as of this 27 day of September 2023. Charles M.
Farkas Signed and acknowledged: Charles M. Farkas Printed Name ACKNOWLEDGEMENT STATE OF MA COUNTY OF Barnstable On September 27, 2023 , before me, the undersigned , personally appeared Chuck Farkas, personally known to me or proved to me on the basis of satisfactory evidenceto be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/ her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument. Paul E. Xavier Notary Public: Commonweath of Massachusetts